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                                                                      Exhibit 23



               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IKON Office Solutions, Inc. dated March 12, 1998 and to the incorporation by reference therein of our report dated October 15, 1997 (except for Note 8, as to which the date is October 27, 1997), with respect to the consolidated financial statements and schedules of IKON Office Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities Exchange Commission.



Philadelphia, Pennsylvania
March 11, 1998